Exhibit 99.1

RE/MAX ANNOUNCES CONCLUSION OF INTERNAL INVESTIGATION

DENVER, February 22, 2018

The Board of Directors (the “Board”) of RE/MAX Holdings, Inc. (the “Company” or “RE/MAX Holdings”) (NYSE: RMAX), parent company of RE/MAX, one of the world’s leading franchisors of real estate brokerage services, and Motto Mortgage, an innovative mortgage brokerage franchise, today announced the conclusion of the previously disclosed internal investigation by a Special Committee chartered by its independent directors and consisting solely of independent directors.

With the assistance of external counsel, the Special Committee conducted a complete and independent investigation. The Special Committee’s investigation did not identify any matters requiring adjustments to the Company’s previously issued financial statements.

The investigation addressed previously undisclosed transactions involving a loan of personal funds from then CEO David Liniger to then COO Adam Contos as well as certain other personal transactions, including cash and non-cash gifts, from David and Gail Liniger to Contos and others.

Dick Covey, the Company’s Lead Independent Director, noted, “Although the loan, gifts, and other transactions between the Linigers and Adam Contos did not involve use of any corporate funds, the Special Committee concluded that these transactions created an actual or apparent conflict of interest. This, and the non-disclosure of these personal transactions to the Company, violated Company policies.  The Board accepts that this nondisclosure was unintentional, and Adam has committed to repay the loan as promptly as possible.”

The Special Committee also identified instances of noncompliance with other Company policies related to workplace conduct, which were limited to Liniger’s actions and did not extend to other members of the Company’s leadership team.

As previously reported, after founding, and leading the company for 45 years, Liniger completed the transition out of his position as Co-CEO of RE/MAX on February 14, 2018.  Contos was appointed as Co-CEO in May 2017 as part of the Board’s planned leadership succession process and now serves as sole CEO of RE/MAX Holdings. Covey said, “The Board looks forward to working with Adam and his senior leadership team to continue to build on RE/MAX’s strong foundation and lead RE/MAX into its next chapter.”

Liniger will continue to serve on the Board in the role of non-executive Chairman and provide his insights and experience on the real estate industry and the Company’s business.  The Board has also broadened the scope of Covey’s responsibilities as Lead Independent Director.

As a result of the Investigation, the Board and Senior Leadership will implement remedial measures in the weeks and months ahead.  These include enhanced corporate policies and practices related to gifts, loans, conflicts of interest and workplace conduct, and the reporting of such matters, and enhanced training on the responsibilities of officers and leaders related to these items.

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About the RE/MAX Network

RE/MAX was founded in 1973 by David and Gail Liniger, with an innovative, entrepreneurial culture affording its agents and franchisees the flexibility to operate their businesses with great independence. Over 115,000 agents provide RE/MAX a global reach of over 100 countries and territories. Nobody sells more real estate than RE/MAX as measured by total residential transaction sides.

RE/MAX, one of the world’s leading franchisors of real estate brokerage services, and Motto Mortgage, an innovative mortgage brokerage franchise, are subsidiaries of RMCO LLC, which is controlled and managed by RE/MAX Holdings, Inc. (NYSE: RMAX).

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are often identified by the use of words such as “believe,” “intend,” “expect,” “estimate,” “plan,” “outlook,” “project,” “anticipate,” “may,” “will,” “would” and other similar words and expressions that predict or indicate future events or trends that are not statements of historical matters. Forward-looking statements include statements related to the implications of the Special Committee investigation and its impact on the Company and its operations, the Company’s remedial efforts and other measures in response to the outcome and findings of the Special Committee investigation, the Company’s Board and management structure, including statements related to the roles of Adam Contos and the senior management team, the roles of Dave Liniger and of Richard Covey and the independent members of the Board, statements regarding the impact of the findings of the special committee investigation on the Company’s historical financial statements as well as the  Company’s strategic and operational plans and business models. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily accurately indicate the times at which such performance or results may be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-

looking statements. Such risks and uncertainties include, without limitation: (1) the impact of the findings and recommendations of the Special Committee on the Company and its management and operations, (2) that while the Independent Committee investigation has been completed, the full implications of the investigation on the Company and its operations are still being evaluated and there may be unanticipated adverse or negative effects that are not identified at this time, including reputational damage to the Company as well as the time and expense incurred in implementing the recommendations of the Special Committee, (3) any legal proceedings or governmental or regulatory investigations or actions directly or indirectly related to the underlying matters of the Special Committee’s internal investigation or other matters may result in adverse findings, the imposition of fines or other penalties, increased costs and expenses, and the diversion of management’s time and resources to address such matters, any of which may have a material adverse effect on the Company, (4) the impact of recent changes to the Company’s senior management team, (5) the impact of disclosing previously undisclosed transactions between members of our management team, including a loan from David Liniger to Adam Contos, (6) the existence and identification of control deficiencies, including disclosure controls  or internal controls over financial reporting, and any impact of such control deficiencies as well as the associated costs in remediating those control deficiencies, (7) changes in business and economic activity in general, (8) changes in the real estate market or interest rates and availability of financing, (9) the Company’s ability to attract and retain quality franchisees, (10) the Company’s franchisees’ ability to recruit and retain real estate agents and mortgage loan originators, (11) changes in laws and regulations, (12) the Company’s ability to enhance, market, and protect the RE/MAX and Motto Mortgage brands, (13) fluctuations in foreign currency exchange rates, (14) the Company’s preliminary financial results for the third and fourth quarters of 2017 and full-year 2017 are subject to change and may be subject to revision or change,  and (15) the impact of the Tax Cut and Jobs Act, as well as those risks and uncertainties described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) and similar disclosures in subsequent periodic and current reports filed with the SEC, which are available on the investor relations page of the Company’s website at www.remax.com and on the SEC website at www.sec.gov.  Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made. Except as required by law, the Company does not intend, and undertakes no obligation, to update this information to reflect future events or circumstances.

Investor Contact:	Media Contact:
Andy Schulz	Cory Vasquez
(303) 796-3287	(303) 796-3667
aschulz@remax.com	cjvasquez@remax.com